Exhibit 99.1

ChromaDex Reports 2016 Record Revenue as Ingredient Sales Grew 34%

-Q4 Total Revenue Increased 29% and 2016 Total Revenue Increased 22%-

IRVINE, Calif., March 16, 2017 – ChromaDex Corp. (NASDAQ: CDXC), an innovator of proprietary health, wellness and nutritional ingredients, that creates science-based solutions to dietary supplement, food and beverage, skin care, sports nutrition, and pharmaceutical products, announced today the financial results for the year ended Dec. 31, 2016.

“We finished 2016 on a strong note, generating 29% year over year revenue growth during the fourth quarter,” commented Frank Jaksch, Jr., CEO and co-founder of ChromaDex. “We achieved record full year revenue of $26.8 million in 2016, driven by continued adoption of NIAGEN® branded nicotinamide riboside (NR). While our ingredient sales continue to grow, we are still in the early phase of our growth and only reaching the early adopters of our platform ingredient NR.”

Jaksch continued, “As we enter 2017, we should benefit from business development activity with large multi-national companies as both preclinical and clinical research validating the health benefits of NR continues to publish as the year progresses. NR is an exceptional ingredient within our portfolio and we believe it deserves a unique strategy to optimize its value within our business.”

Results of operations for the year ended Dec. 31, 2016

For the year ended Dec. 31, 2016 (“FY 2016”), ChromaDex reported net sales of $26.8 million, an increase of 22% as compared to $22.0 million for the year ended Jan. 2, 2016 (“FY 2015”). This increase was largely due to increased sales in its ingredients business segment, led by its NIAGEN® nicotinamide riboside (NR). The ingredients segment generated net sales of $16.8 million for FY 2016, an increase of 34%, compared to $12.5 million for FY 2015.

The core standards and services segment posted an 11% growth as it generated net sales of $9.4 million for FY 2016, compared to $8.4 million for FY 2015. Net sales for the scientific and regulatory consulting segment decreased by 37%, from $1.1 million for FY 2015 to $0.7 million for FY 2016, primarily due to a further emphasis on intercompany work supporting our ingredients segment.

The net loss attributable to common stock holders for FY 2016 was $2.9 million or $0.08 per share as compared to a net loss of $2.8 million or $0.08 per share for FY 2015. Adjusted EBITDA a non-GAAP measure, was $0.9 million for 2016, compared to adjusted EBITDA of $0.2 million for 2015. ChromaDex defines Adjusted EBITDA as net income (loss) adjusted for income tax, interest, depreciation, amortization and non-cash stock compensation costs. The Basic and Diluted Adjusted EBITDA per share for 2016 was $0.03 versus $0.00 for 2015. The decline in adjusted EBITDA and adjusted EBITDA per share for 2016, when compared to the prior year, primarily reflects increased expenses related to planned research and development investment and increased legal expenses.

Results of operations for the three months ended Dec. 31, 2016

For the three months ended Dec. 31, 2016 (“Q4 2016”), ChromaDex reported net sales of $5.6 million, an increase of 29% as compared to $4.4 million for the three months ended Jan. 2, 2016 (“Q4 2015”), largely due to increased sales in its ingredients business segment, led by its NIAGEN® nicotinamide riboside. The ingredients segment generated net sales of $3.3 million for Q4 2016, an increase of 42%, compared to $2.3 million for Q4 2015.

The core standards and services segment also posted a 21% growth as it generated net sales of $2.3 million for Q4 2016, compared to $1.9 million for Q4 2015. Net sales for the scientific and regulatory consulting segment decreased by 40%, from $0.2 million for Q4 2015 to $0.1 million for Q4 2016, primarily due to a further emphasis on intercompany work supporting our ingredients segment.

The net loss attributable to common stock holders for Q4 2016 was $2.1 million or ($0.06) per share as compared to a net loss of $1.4 million or ($0.04) per share for Q4 2015. Adjusted EBITDA, a non-GAAP measure, was ($1.8 million) for Q4 2016, compared to adjusted EBITDA of ($0.8 million) for Q4 2015. The Basic and Diluted Adjusted EBITDA per share for Q4 2016 was ($0.05) versus ($0.02) for Q4 2015.

2016 and recent 2017 Company highlights include:

●
In February 2017, the Company announced that University of Iowa researchers published a study in the prestigious Journal of the International Association for the Study of Pain (PAIN) showing that NIAGEN® nicotinamide riboside ameliorates chemotherapy-induced peripheral neuropathy (CIPN) in an animal model. Results from this study suggest that NR may be an effective therapy in relieving CIPN in humans.

●
In January 2017, the Company opened a new state-of-the-art research and development center in Longmont, Colorado. The 10,000-square-foot research and development center is an important milestone for ChromaDex to continue its global leadership in the identification and development of NAD+ metabolites.

●
In November 2016, the Company announced the results of the Pre-IND meeting with the U.S. Food and Drug Administration (FDA) for nicotinamide riboside for Cockayne Syndrome. During the meeting, ChromaDex and the FDA discussed the development plan for nicotinamide riboside for Cockayne Syndrome, which is a rare pediatric orphan disease that results in a significantly shortened lifespan in affected children.

●
In November 2016, the Company named Dr. Matthew Roberts as a new scientific advisory board member. Dr. Roberts is an accomplished innovation executive with over 25 years of success at the industry’s major companies.

●
In October 2016, the Company appointed Kurt Gustafson to the Company’s board of directors bringing over 25 years of diverse experience in corporate finance.

●
In October 2016, the Company announced that nicotinamide riboside plays a critical role in the most efficient path to cellular energy production. An additional study published in the prestigious journal, Nature Communications, explains why NAD+ precursors (boosters), NR and nicotinamide mononucleotide (NMN) demonstrate similar metabolic benefits in mammals. The study conducted by a team including leading NAD+ researcher, Dr. Charles Brenner, found that effective supplementation with NMN depends on conversion to NR.

●
In October 2016, the Company added its new AnthOrigin™ naturally extracted anthocyanins (≥15%) product to its portfolio of industry-leading health and wellness ingredients. Implied by its name, AnthOrigin™ delivers high-content anthocyanins and other healthy polyphenols, from US origin, non-gmo purple corn husk that has been extracted using a proprietary, solvent-free, water extraction technology.

●
In October 2016, the Company announced that published studies in humans and mice reveal how a superior vitamin B3 may play an important role in helping humans enjoy longer, healthier lives. Results from three studies, including its first human clinical trial, have been collectively published in the prestigious journal, Nature Communications. The team of researchers headed by Charles Brenner, PhD, the Roy J. Carver Chair of Biochemistry at the University of Iowa Carver College of Medicine, demonstrated that NIAGEN® nicotinamide riboside increases production of a metabolite responsible for cellular energy production called NAD+ in mice and humans.

●
In September 2016, the Company announced that leading supplement retailer, Vitamin Shoppe, featured NIAGEN® NR in their Hot Ingredient Spotlight section in the Fall 2016 print edition of their Amazing Wellness magazine.

●
In August 2016, the Company announced that the FDA issued a generally recognized as safe (GRAS) No Objection Letter, in response to the NIAGEN® NR GRAS filing.

●
In August 2016, the Company announced that scientists found an important clue to restoring muscle function that is lost as we age. Results of the study were published as the cover story of Cell Metabolism. The researchers describe how NR helps to reactivate a protective metabolic process in muscle that tends to be lost as aging occurs.

●
In July 2016, the Company announced that its human clinical trial of NIAGEN® NR is well underway having achieved 50% enrollment of its 140 total participants. This trial is examining the effective dose range of NIAGEN® to increase NAD+ and NAD+ metabolite concentrations in the body with consistent use over time.

●
In June 2016, the Company announced that researchers from the University of Iowa showed vitamin nicotinamide riboside is an effective tool for managing the negative effects of obesity and diabetes. The results of this study, published in the journal Scientific Reports, demonstrate that NR was successful at reducing fasting and non-fasting blood glucose levels, as well as weight gain, and was protective against sensory neuropathy in these groups.

●
In May 2016, Will Black joined the Company as Vice President of Sales and Marketing. Black has held multiple leadership positions in the nutrition and health industry over the last 25 years, including global head of marketing and VP of marketing and communications at DSM Nutritional Products.

●
In April 2016, the Company’s common stock began trading on the NASDAQ Capital Market.

●
In April 2016, Thorne Research and the Company announced a clinical study to assess nicotinamide riboside on brain NAD+ in college football players. The primary outcome of the study is to measure the change in brain NAD+ levels over 3 months.

●
In March 2016, the Company initiated the second human clinical trial for its patented ingredient, NIAGEN® nicotinamide riboside. The second human clinical trial will build upon the results of the Company’s first human clinical trial announced in February 2015 which demonstrated that a single oral dose of NIAGEN® is a safe, effective nicotinamide adenine dinucleotide (NAD+) precursor in humans.

●
In February 2016, the Company announced the enrollment of the first patients for a collaborative human clinical study of NIAGEN® nicotinamide riboside at the University of Copenhagen. Dr. Jonas Treebak, a researcher with the Novo Nordisk Foundation Center for Basic Metabolic Research (University of Copenhagen, Denmark) will, in collaboration with researchers at Aarhus University, investigate the metabolic and insulin sensitizing effects of NIAGEN® in obese, healthy adults aged 40-70 years.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the year end results and provide a general business update on Friday, March 17, at 1 p.m. ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

U.S. Toll-Free Number:	(866) 327-8118
International Dial-In Number:	(678) 509-7526
Conference ID:	86597553
Webcast link:	http://edge.media-server.com/m/p/y5kgkhmd/lan/en

The webcast replay will be available after the completion of the call on the Investor Relations section of the Company website, www.chromadex.com.

The earnings press release, and its accompanying financial exhibits, will be available on the Investor Relations section of the Company website, www.chromadex.com.

About Non-GAAP Financial Measures

ChromaDex’s non-GAAP financial measures exclude interest, tax, depreciation, amortization and share-based compensation. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About ChromaDex:

ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting (known as Spherix Consulting). As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. Our ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. Our portfolio of patented ingredient technologies includes NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; IMMULINA™, a spirulina extract; and AnthOrigin™, anthocyanins derived from a domestically-produced, water-extracted purple corn. To learn more about ChromaDex, please visit www.ChromaDex.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements related to financial representations, future results of animal and human studies of NIAGEN®, the likelihood of studies to result in positive results, publication or new business development with large multi-national companies, whether NR may be an effective therapy in relieving CIPN in humans, whether vitamin B3 may play an important role in helping humans enjoy longer and healthier lives, whether vitamin nicotinamide riboside can help manage the negative effects of obesity and diabetes and the potential metabolic and insulin sensitizing effects of NIAGEN®. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, ChromaDex's Quarterly Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Public Relations Contact:
Breah Ostendorf, Director of Marketing
949-537-4103
breaho@chromadex.com

ChromaDex Investor Relations Contact:
Andrew Johnson, Director of Investor Relations
949-419-0288
andrewj@chromadex.com

END
###

ChromaDex Corporation and Subsidiaries

Consolidated Statements of Operations
Years Ended December 31, 2016 and January 2, 2016

	2016	2015

Sales, net	$26,811,086	$22,014,140
Cost of sales	14,889,954	13,533,132

Gross profit	11,921,132	8,481,008

Operating expenses:
Sales and marketing	2,250,589	2,326,788
Research and development	2,522,768	891,601
General and administrative	9,393,209	7,416,451
Operating expenses	14,166,566	10,634,840

Operating loss	(2,245,434)	(2,153,832)

Nonoperating income (expense):
Interest income	2,247	3,325
Interest expense	(371,899)	(616,033)
Loss on debt extinguishment	(313,099)	-
Nonoperating expenses	(682,751)	(612,708)

Loss before income taxes	(2,928,185)	(2,766,540)
Provision for income taxes	-	(4,527)

Net loss	$(2,928,185)	$(2,771,067)

Basic and Diluted loss per common share	$(0.08)	$(0.08)

Basic and Diluted weighted average common shares outstanding	37,294,321	35,877,341

See Notes to Consolidated Financial Statements in Item 8 of Chromadex's Annual Report on Form 10-K filed with Securities and Exchanges Commission on March 16, 2017.

ChromaDex Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)
Three Months Ended December 31, 2016 and January 2, 2016

	Q4 2016	Q4 2015

Sales, net	$5,642,112	$4,364,480
Cost of sales	3,342,316	2,763,418

Gross profit	2,299,796	1,601,062

Operating expenses:
Sales and marketing	559,851	550,385
Research and development	534,171	406,406
General and administrative	3,329,689	1,885,089
Operating expenses	4,423,711	2,841,880

Operating loss	(2,123,915)	(1,240,818)

Nonoperating income (expense):
Interest income	250	986
Interest expense	(26,588)	(182,285)
Nonoperating expenses	(26,338)	(181,299)

Loss before income taxes	(2,150,253)	(1,422,117)
Provision for income taxes	3,500	(4,527)

Net loss	$(2,146,753)	$(1,426,644)

Basic and Diluted loss per common share	$(0.06)	$(0.04)

Basic and Diluted weighted average common shares outstanding	37,904,534	36,158,895

Consolidated Statements of Operations (US GAAP)			Effects of Charges associated with Interest, Tax, Depreciation, Amortization and Share-based Compensation Expense			Consolidated Statements of Operations, Adjusted EBITDA Excluding Interest, Tax, Depreciation, Amortization and Share-based Compensation (Non-GAAP Presentation)
Years Ended December 31, 2016 and January 2, 2016			Years Ended December 31, 2016 and January 2, 2016			Years Ended December 31, 2016 and January 2, 2016

	2016	2015		2016	2015		2016	2015

Sales	$26,811,086	$22,014,140	Sales	$-	$-	Sales	$26,811,086	$22,014,140
Cost of sales	14,889,954	13,533,132	Cost of sales	(285,515)	(254,000)	Cost of sales	14,604,439	13,279,132

Gross profit	11,921,132	8,481,008	Gross profit	285,515	254,000	Gross profit	12,206,647	8,735,008

Operating expenses:			Operating expenses:			Operating expenses:
Sales and marketing	2,250,589	2,326,788	Sales and marketing	-	-	Sales and marketing	2,250,589	2,326,788
Research and development	2,522,768	891,601	Research and development	-	-	Research and development	2,522,768	891,601
General and administrative	9,393,209	7,416,451	General and administrative	(1,327,588)	(2,054,161)	General and administrative	8,065,621	5,362,290
Operating expenses	14,166,566	10,634,840	Operating expenses	(1,327,588)	(2,054,161)	Operating expenses	12,838,978	8,580,679

Operating loss	(2,245,434)	(2,153,832)	Operating income	1,613,103	2,308,161	Operating income (loss)	(632,331)	154,329

Nonoperating income (expense):			Nonoperating income:			Nonoperating income (expense):
Interest income	2,247	3,325	Interest income	(2,247)	(3,325)	Interest income	-	-
Interest expense	(371,899)	(616,033)	Interest expense	371,899	616,033	Interest expense	-	-
Loss on debt extinguishment	(313,099)	-	Loss on debt extinguishment	-	-	Loss on debt extinguishment	(313,099)	-
Nonoperating expense	(682,751)	(612,708)	Nonoperating income	369,652	612,708	Nonoperating expense	(313,099)	-

Loss before taxes	(2,928,185)	(2,766,540)	Income before taxes	1,982,755	2,920,869	Income (loss) before taxes	(945,430)	154,329
Provision for taxes	-	(4,527)	Provision for taxes	-	4,527	Provision for taxes	-	-

Net loss	$(2,928,185)	$(2,771,067)	Effects of adjusted EBITDA	$1,982,755	$2,925,396	Adjusted EBITDA	$(945,430)	$154,329

Basic and diluted loss per common share	$(0.08)	$(0.08)	Effects of adjusted EBITDA per common share	$0.05	$0.08	Basic and diluted adjusted EBITDA per common share	$(0.03)	$0.00

Weighted average common shares outstanding			Weighted average common shares outstanding			Weighted average common shares outstanding
Basic and diluted	37,294,321	35,877,341	Basic and diluted	37,294,321	35,877,341	Basic and diluted	37,294,321	35,877,341

Consolidated Statements of Operations, Unaudited (US GAAP)			Effects of Charges associated with Interest, Tax, Depreciation, Amortization and Share-based Compensation Expense			Consolidated Statements of Operations, Adjusted EBITDA Excluding Interest, Tax, Depreciation, Amortization and Share-based Compensation (Non-GAAP Presentation)
Three Months Ended December 31, 2016 and January 2, 2016			Three Months Ended December 31, 2016 and January 2, 2016			Three Months Ended December 31, 2016 and January 2, 2016

	Q4 2016	Q4 2015		Q4 2016	Q4 2015		Q4 2016	Q4 2015

Sales	$5,642,112	$4,364,480	Sales	$-	$-	Sales	$5,642,112	$4,364,480
Cost of sales	3,342,316	2,763,418	Cost of sales	(77,841)	(67,152)	Cost of sales	3,264,475	2,696,266

Gross profit	2,299,796	1,601,062	Gross profit	77,841	67,152	Gross profit	2,377,637	1,668,214

Operating expenses:			Operating expenses:			Operating expenses:
Sales and marketing	559,851	550,385	Sales and marketing	-	-	Sales and marketing	559,851	550,385
Research and development	534,171	406,406	Research and development	-	-	Research and development	534,171	406,406
General and administrative	3,329,689	1,885,089	General and administrative	(295,780)	(342,517)	General and administrative	3,033,909	1,542,572
Operating expenses	4,423,711	2,841,880	Operating expenses	(295,780)	(342,517)	Operating expenses	4,127,931	2,499,363

Operating loss	(2,123,915)	(1,240,818)	Operating income	373,621	409,669	Operating loss	(1,750,294)	(831,149)

Nonoperating income (expense):			Nonoperating income:			Nonoperating income:
Interest income	250	986	Interest income	(250)	(986)	Interest income	-	-
Interest expense	(26,588)	(182,285)	Interest expense	26,588	182,285	Interest expense	-	-
Nonoperating expense	(26,338)	(181,299)	Nonoperating income	26,338	181,299	Nonoperating expense	-	-

Loss before taxes	(2,150,253)	(1,422,117)	Income before taxes	399,959	590,968	Loss before taxes	(1,750,294)	(831,149)
Provision for taxes	3,500	(4,527)	Provision for taxes	(3,500)	4,527	Provision for taxes	-	-

Net loss	$(2,146,753)	$(1,426,644)	Effects of adjusted EBITDA	$396,459	$595,495	Adjusted EBITDA	$(1,750,294)	$(831,149)

Basic and diluted loss per common share	$(0.06)	$(0.04)	Effects of adjusted EBITDA per common share	$0.01	$0.02	Basic and diluted adjusted EBITDA per common share	$(0.05)	$(0.02)

Weighted average common shares outstanding			Weighted average common shares outstanding			Weighted average common shares outstanding
Basic and diluted	37,904,534	36,158,895	Basic and diluted	37,904,534	36,158,895	Basic and diluted	37,904,534	36,158,895